  As filed with the Securities and Exchange Commission on February 4, 1999
                      Registration No.333-____________
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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           -----------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933

                           -----------------------

                         YARDVILLE NATIONAL BANCORP
           (Exact Name of Registrant as Specified in its Charter)

                                 New Jersey
       (State of Other Jurisdiction of Incorporation or Organization)

                                 22-2670267
                    (IRS Employer Identification Number)


                         --------------------------

            3111 Quakerbridge Road, Mercerville, New Jersey 08619
            (Address of Principal Executive Office and Zip Code)

                         --------------------------

            YARDVILLE NATIONAL BANK EMPLOYEE STOCK OWNERSHIP PLAN
                            (Full title of Plan)

                         --------------------------

                               Patrick M. Ryan
                    President and Chief Executive Officer
                         YARDVILLE NATIONAL BANCORP
                           3111 Quakerbridge Road
                        Mercerville, New Jersey 08619
                               (609) 585-5100
   (Name, Address and Telephone Number, including Area Code, of Agent for
                                  Service)

                                  Copy to:
                           Brian S. Vargo, Esquire
                             PEPPER HAMILTON LLP
                            3000 Two Logan Square
                         Eighteenth and Arch Streets
                         Philadelphia, PA 19103-2799

                         --------------------------

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
Title of Securities         Amount to             Proposed Maximum            Proposed Maximum                 Amount of
 to be Registered       be Registered(1)      Offering Price Per Share     Aggregate Offering Price         Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock           155,340 shares               $12.87498                   $2,000,000                    $400.00
(no par value)
---------------------------------------------------------------------------------------------------------------------------------

(1) Represents the number of shares of Common Stock that will be purchased pursuant to the Yardville National Bank Employee Stock Ownership Plan (the "Plan"). Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such number of additional shares of Common Stock which may become available for issuance pursuant to the Plan in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and stock combinations.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.     Plan Information

            Omitted pursuant to Form S-8.

ITEM 2.     Registrant Information and Employee Plan Annual Information

            Omitted pursuant to Form S-8.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     Incorporation of Documents by Reference.

            The following documents and information heretofore filed by Yardville National Bancorp (the "Company" or "Registrant") with the U.S. Securities and Exchange Commission (the "Commission") are, as of their respective dates, incorporated into this Registration Statement by reference:

      (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

      (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998;

      (c) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998;

      (d) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998; and

      (e) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on May 17, 1995.

            All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment hereto that indicates that all shares of Common Stock registered hereby have been sold or that deregisters all such shares then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein.

ITEM 4.     Description of Securities.

            Not Applicable.

ITEM 5.     Interests of Named Experts and Counsel.

            Not Applicable.

ITEM 6.     Indemnification of Directors and Officers.

            Section 14A:3-5 of the New Jersey Business Corporation Act, as amended (the "Act"), provides for indemnification of, and insurance for, directors, officers, employees and agents of a corporation and specifically empowers the Company to indemnify, subject to the standards therein prescribed, any director, officer, employee or agent in connection with any action, suit or proceeding brought or threatened by reason of the fact that he or she is or was a director, officer, employee or agent of the Company. Article VI of the Company's Restated Certificate of Incorporation requires the Company to indemnify each of the Company's directors, officers, employees and agents and former directors, officers, employees and agents, and any other persons serving at the request of the Company as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the Act. The Company has the power to maintain and, as of the date of filing of this Registration Statement, does maintain insurance on behalf of the persons enumerated above against any liability asserted against or incurred by such persons in any such capacity.

ITEM 7.     Exemption from Registration Claimed.

            Not Applicable.

ITEM 8.     Exhibits.

            In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, or a determination letter of the Internal Revenue Service that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the undersigned registrant hereby undertakes to submit the Plan and all amendments thereto to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service to qualify the Plan.

            The following exhibits are included in this Registration Statement:

Exhibit Number
and Description


4.1 Restated Certificate of Incorporation, as amended (incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998).

4.2 By-Laws of the Registrant (incorporated by reference from the Registrant's Registration Statement on Form SB-2, Registration No. 33-78050).

4.3 Specimen of Share of Common Stock of the Registrant (incorporated by reference from the Registrant's Registration Statement on Form SB-2, Registration No. 33-78050).

4.4         Yardville National Bank Employee Stock Ownership Plan.

5.1         Opinion of Pepper Hamilton LLP.

23.1        Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

23.2        Consent of KPMG LLP, Certified Public Accountants.

24.1        Power of Attorney.

ITEM 9.     Undertakings.


            (a)  The undersigned Registrant hereby undertakes:


                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.); and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or

Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof; and

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such information is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Trenton, New Jersey, on February 4, 1999.

                                           YARDVILLE NATIONAL BANCORP
                                           (Registrant)


                                           By: /s/ Patrick M. Ryan
                                               --------------------
                                                Patrick M. Ryan
                                                President and
                                                Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated, on February 4, 1999.

Signature                         Capacity
---------                         --------
/s/ Patrick M. Ryan               Director, President and Chief Executive
-------------------               Officer
Patrick M. Ryan

/s/ Stephen F. Carman             Secretary, Treasurer, Principal Financial
---------------------             Officer and Principal Accounting
Stephen F. Carman

/s/ Jay G. Destribats*            Chairman of the Board and Director
----------------------
Jay G. Destribats

/s/ C. West Ayres*                Director
------------------
C. West Ayres

/s/ Elbert G. Basolis, Jr.*       Director
---------------------------
Elbert G. Basolis, Jr.

/s/ Lorraine Buklad*              Director
--------------------
Lorraine Buklad

                                  Director
--------------------------
Anthony M. Giampetro, M.D.

/s/ Sidney L. Hofing*             Director
---------------------
Sidney L. Hofing

/s/ James J. Kelly*               Director
-------------------
James J. Kelly

/s/ Gilbert W. Lugossy*           Director
-----------------------
Gilbert W. Lugossy

                                  Director
--------------------------
Weldon J. McDaniel, Jr.

/s/ Louis R. Matlack*             Director
---------------------
Louis R. Matlack

/s/ F. Kevin Tylus*               Director
-------------------
F. Kevin Tylus

* By: /s/ Patrick M. Ryan
      -------------------
      Patrick M. Ryan
      Attorney-in-Fact

                               INDEX TO EXHIBITS


Exhibit Number
and Description


4.1 Restated Certificate of Incorporation (incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, as amended by Form 10-Q/A filed on June 9, 1998).

4.2 By-Laws of the Registrant (incorporated by reference from the Registrant's Registration Statement on Form SB-2, Registration No. 33-78050).

4.3 Specimen of Share of Common Stock of the Registrant (incorporated by reference from the Registrant's Registration Statement on Form SB-2, Registration No. 33-78050).

4.4         Yardville National Bank Employee Stock Ownership Plan.

5.1         Opinion of Pepper Hamilton LLP.

23.1        Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

23.2        Consent of KPMG LLP, Certified Public Accountants.

24.1        Power of Attorney.